Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”). Unless the context otherwise requires, the “Company” refers to Edgio, Inc. after the closing of the Business Combination and Limelight Inc. prior to the closing of the Business Combination.

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of the Company and the historical combined financial position and results of operations of Edgecast after giving effect to the Business Combination, the Edgecast employee compensation arrangements, and the June 2022 restructuring event (collectively “the Transactions”), as described below and in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Transactions as if they had occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 gives effect to the Transactions as if they had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•

Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”) where the assets and liabilities of Edgecast are recorded by the Company at their respective fair values as of the date the Business Combination was completed;

•	Adjustments to conform the accounting policies and financial statement presentation of Edgecast to those of the Company;

•

The issuance of 76,920 thousand shares of the Company’s common stock to College Parent in exchange for the right, title and interest in and to all of the outstanding shares of common stock of Edgecast and certain Edgecast related assets specified in the Purchase Agreement, which includes the shares issued in exchange for cash from College Parent of $30,000 thousand, and the issuance of up to an additional 12,685 thousand shares of the Company’s common stock, subject to the achievement of certain share-price targets;

•

Adjustments to reflect the elimination of certain affiliate balances between Edgecast and College Parent and certain employee award related balances of Edgecast that were settled by College Parent at or prior to the closing of the Business Combination;

•	Adjustments to reflect transaction costs that would have been incurred had the Business Combination been effected on the dates indicated;

•

The issuance of 3,892 thousand shares of the Company’s common stock to College Parent in exchange for employee compensation arrangements that require Edgecast employees to provide post-combination services for the combined company; and

•	The impact of the restructuring event announced in June 2022 after the Business Combination.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical unaudited consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2022 and the historical audited consolidated financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K as of December 31, 2021, which are incorporated by reference in the Form 8-K, and (ii) the historical unaudited condensed combined financial statements of Edgecast and the related notes as of and for the three months ended March 31, 2022, included in Exhibit 99.2 to the Form 8-K, and the audited combined financial statements of Edgecast and the related notes for the year ended December 31, 2021, included in Exhibit 99.1 to the Form 8-K.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Transactions occurred as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with Regulation S-X Article 11 under the Securities Act as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies, or revenue synergies that may result from the Transactions or the costs to achieve such synergies.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States (“GAAP”). GAAP requires that business combinations are accounted for under the acquisition method of accounting, which requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. The Company has been deemed to be the accounting acquirer in the Business Combination. In identifying the Company as the acquiring entity for accounting purposes, the Company considered a number of factors, including but not limited to a) the relative voting rights of all equity instruments in the combined company, in which former Limelight stockholders own approximately 63% and College Parent owns approximately 37% of the common stock of the Company as of the acquisition date of the Business Combination, b) the executive management team of the combined company consists of substantially all former Limelight executives, and c) and the corporate governance structure of the combined company, with the board of directors consisting of nine members, in which six of the directors are former Limelight directors.

On the acquisition date, the identifiable assets acquired and liabilities assumed and goodwill are measured at fair value, with limited exceptions. The results of operations for the combined company are reported prospectively after the acquisition date. The pro forma adjustments related to Edgecast’s assets and liabilities were based on estimates of fair value as of the acquisition date. The valuations of the assets acquired and liabilities assumed are preliminary and may change upon completion of the final purchase price allocation as the Company obtains additional information. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Business Combination. Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2022

(In thousands)

	Historical Limelight	Historical Edgecast after Reclassifications (Note 3)	Accounting Adjustments from The Transactions	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$27,175	$27,087	$30,000	5(a)	$84,262
Marketable securities	34,751	—	—		34,751
Accounts receivable, net	55,040	66,162	—		121,202
Affiliate loan receivable	—	50,800	(50,800)	5(b)	—
Income taxes receivable	63	—	—		63
Prepaid expenses and other current assets	16,044	36,905	(6,262)	5(c), 5(d)	46,687

Total current assets	133,073	180,954	(27,062)		286,965
Property and equipment, net	34,792	137,910	(69,844)	5(e)	102,858
Operating lease right of use assets	6,064	24,927	(23,562)	5(f)	7,429
Marketable securities, less current portion	40	—	—		40
Deferred income taxes	1,822	40	—		1,862
Goodwill	113,463	18,546	(4,054)	5(g)	127,955
Intangible assets, net	13,827	40,878	19,122	5(h)	73,827
Affiliate loan receivable, non-current	—	201,000	(201,000)	5(b)	—
Other assets	4,779	740	2,846	5(d)	8,365

Total assets	$307,860	$604,995	$(303,554)		$609,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,599	$14,488	$—		$30,087
Accounts payable - Affiliates	—	10,556	(10,556)	5(b)	—
Deferred revenue	2,189	1,041	—		3,230
Operating lease liability obligations	1,754	12,645	(9,574)	5(f)	4,825
Income taxes payable	215	—	—		215
Other current liabilities	20,403	72,987	10,803	5(i)	104,193

Total current liabilities	40,160	111,717	(9,327)		142,550
Convertible senior notes, net	121,991	—	—		121,991
Operating lease liability obligations, less current portion	9,209	12,409	(9,878)	5(f)	11,740
Deferred income taxes	303	8,466	(8,466)	5(j)	303
Deferred revenue, less current portion	282	—	—		282
Other long-term liabilities	721	24	—		745

Total liabilities	172,666	132,616	(27,671)		277,611
Stockholders’ equity:
Common stock	138	—	81	5(a)	219
Common stock contingent consideration	—	—	16,900	5(a)	16,900
Additional paid-in capital	590,249	—	197,368	5(a)	787,617
Net parent investment	—	472,520	(472,520)	5(a)	—
Accumulated other comprehensive loss	(9,004)	(141)	141	5(a)	(9,004)
Accumulated deficit	(446,189)	—	(17,853)	5(a)	(464,042)

Total stockholders’ equity	135,194	472,379	(275,883)		331,690

Total liabilities and stockholders’ equity	$307,860	$604,995	$(303,554)		$609,301

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2022

(In thousands, except per share data)

	Historical Limelight	Historical Edgecast after Reclassifications (Note 3)	Accounting Adjustments from The Transactions	Notes	Pro Forma Combined
Revenue	$57,959	$78,266	$—		$136,225
Cost of revenue:
Cost of services	35,070	59,528	—		94,598
Depreciation - network	5,089	5,408	(808)	6(a)	9,689

Total cost of revenue	40,159	64,936	(808)		104,287

Gross profit	17,800	13,330	808		31,938
Operating expenses:
General and administrative	15,833	27,133	(5,243)	6(b)	37,723
Sales and marketing	7,627	5,912	—		13,539
Research and development	9,577	957	—		10,534
Depreciation and amortization	1,032	8,342	(4,344)	6(a), 6(c)	5,030
Restructuring charges	698	—	—		698

Total operating expenses	34,767	42,344	(9,587)		67,524
Operating loss	(16,967)	(29,014)	10,395		(35,586)
Other income (expense):
Interest expense	(1,313)	—	—		(1,313)
Interest income	27	2,299	(2,299)	6(d)	27
Other, net	(713)	(37)	—		(750)

Total other income (expense)	(1,999)	2,262	(2,299)		(2,036)

Loss before income taxes	(18,966)	(26,752)	8,096		(37,622)
Income tax expense (benefit)	206	(5,430)	1,607	6(e)	(3,617)

Net loss	$(19,172)	$(21,322)	$6,489		$(34,005)

Net loss per share:
Basic	$(0.14)				$(0.16)

Diluted	$(0.14)				$(0.16)

Weighted average shares used in per share calculation:
Basic	135,528			6(f)	216,340
Diluted	135,528			6(f)	216,340

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(In thousands, except per share data)

	Historical Limelight	Historical Edgecast after Reclassifications (Note 3)	Accounting Adjustments from The Transactions	Notes	Pro Forma Combined
Revenue	$217,630	$323,422	$—		$541,052
Cost of revenue:
Cost of services	134,773	228,127	—		362,900
Depreciation - network	22,508	26,621	(8,221)	6(a)	40,908

Total cost of revenue	157,281	254,748	(8,221)		403,808

Gross profit	60,349	68,674	8,221		137,244
Operating expenses:
General and administrative	40,091	100,085	19,382	6(b)	159,558
Sales and marketing	29,760	33,647	—		63,407
Research and development	21,669	5,143	—		26,812
Depreciation and amortization	2,794	30,840	(14,852)	6(a), 6(c)	18,782
Restructuring charges	13,425	—	3,714	6(g)	17,139

Total operating expenses	107,739	169,715	8,244		285,698
Operating loss	(47,390)	(101,041)	(23)		(148,454)
Other income (expense):
Interest expense	(5,245)	(3,992)	—		(9,237)
Interest income	134	8,636	(8,636)	6(d)	134
Other, net	(1,106)	1,772	—		666

Total other income (expense)	(6,217)	6,416	(8,636)		(8,437)

Loss before income taxes	(53,607)	(94,625)	(8,659)		(156,891)
Income tax expense (benefit)	1,154	(5,330)	(96)	6(e)	(4,272)

Net loss	$(54,761)	$(89,295)	$(8,563)		$(152,619)

Net loss per share:
Basic	$(0.43)				$(0.73)

Diluted	$(0.43)				$(0.73)

Weighted average shares used in per share calculation:
Basic	127,789			6(f)	208,601
Diluted	127,789			6(f)	208,601

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Description of the Transactions

On March 6, 2022, the Company and College Parent entered into the Purchase Agreement, which provides that, pursuant to the terms and subject to the conditions set forth therein, the Company will acquire all of College Parent’s right, title, and interest in and to all of the outstanding shares of common stock of Edgecast for shares of common stock of the Company. On June 15, 2022, the Company consummated the Business Combination for total purchase consideration of $203,046 thousand. The total purchase consideration included 76,920 shares of the Company’s common stock, including shares issued by the Company in exchange for cash from College Parent of $30,000 thousand, other adjustments related to contingent consideration and employee compensation arrangements as discussed below, and is subject to customary working capital adjustments.

In the event that the sale price of the Company’s common stock exceeds certain thresholds during the period ending on the third anniversary of the acquisition date of the Business Combination (the “Earnout Period”), the Company will be required to issue up to an additional 12,685 thousand shares of the Company’s common stock to College Parent (the “Earnout Shares”).

If during the Earnout Period, the closing share price of the Company’s common stock exceeds the following share prices for 10 trading days in any 30 consecutive trading day period the following number of shares of the Company’s common stock will be issued: (a) approximately 5,398 thousand shares of the Company’s common stock if the closing share price of a share of the Company’s common stock exceeds $6.1752, (b) approximately 4,048 thousand shares of the Company’s common stock if the closing share price of a share of the Company’s common stock exceeds $8.2336, and (c) approximately 3,239 thousand shares of the Company’s common stock if the closing share price of a share of the Company’s common stock exceeds $10.2920.

As of the acquisition date, former Limelight stockholders own approximately 63% and College Parent owns approximately 37% of the common stock of the combined company. The issuance of the Earnout Shares would dilute the value of all shares of the combined company outstanding at that time. As of the acquisition date, if all 12,685 thousand Earnout Shares were issued, former Limelight stockholders would own approximately 60% and College Parent would own approximately 40% of the common stock of the combined company.

As a result of the Business Combination, certain cash awards that existed for Edgecast’s employees require the transferred employees to provide services to the Company in the post-combination period in order for the cash awards to be earned. When the awards are earned, the Company will pay the employees the amount earned and subsequently be reimbursed by College Parent or College Parent will directly pay the employee the amount earned. The employee awards represent compensation for post-combination services rendered to the Company and the reimbursement right was initiated by the Company for the future economic benefit of the combined company. Accordingly, the Company concluded the employee awards represent transactions separate from the Business Combination. The Company allocated $9,419 of the total consideration transferred to College Parent to the employee compensation arrangements based on the post-combination fair value of the employee awards.

During the second quarter of 2022, the Company committed to an action to restructure certain parts of the company to focus on improved profitability. As a result, on June 29, 2022, the Company communicated to its employees certain headcount reductions. A portion of the severance and other termination related benefits to be paid by the Company to the Edgecast employees terminated will be reimbursed by College Parent.

Note 2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 combines the historical unaudited consolidated statement of operations of the Company for the three months ended March 31, 2022 and the historical unaudited condensed combined statement of operations of Edgecast for the three months ended March 31, 2022 (successor), giving effect to the Transactions as if they had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited consolidated statement of operations of the Company for the year ended December 31, 2021 and the historical audited combined statements of operations of Edgecast for the period from September 1, 2021 to December 31, 2021 (successor) and for the period from January 1, 2021 to August 31, 2021 (predecessor), giving effect to the Transactions as if they had occurred on January 1, 2021. The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical unaudited consolidated balance sheet of the Company as of March 31, 2022 and the historical unaudited condensed combined balance sheet of Edgecast as of March 31, 2022 (successor), giving effect to the Transactions as if they had occurred on March 31, 2022. Both Limelight and Edgecast have a fiscal year end of December 31.

The historical combined financial statements prior to September 1, 2021 represent the financial information of Edgecast prior to the business being acquired by College Parent and the historical combined financial statements for the period beginning on and subsequent to September 1, 2021 represent the financial information of the business after the business was acquired by College Parent. The parent of Edgecast during the predecessor period was Verizon Media Group (“VMG”). The acquisition of Edgecast by College Parent on September 1, 2021 was accounted for in accordance with ASC 805, and pushdown accounting was applied to record the fair value of the assets and liabilities as of the acquisition date. A black line separates the successor and predecessor historical combined financial statements of Edgecast to highlight the lack of comparability and change in basis of accounting between these two periods.

Edgecast’s historical combined financial information has been presented on a “carve-out” basis from College Parent’s and VMG’s consolidated financial statements using the historical results of operations, assets, and liabilities of Edgecast and includes allocations of corporate expenses and shared expenses from College Parent and VMG during the successor and predecessor periods, respectively. The following table summarizes the corporate costs allocated to Edgecast’s historical combined statements of operations:

(In thousands)	Historical Edgecast (Successor) Three Months Ended March 31, 2022	Historical Edgecast (Successor) Period from September 1, 2021 to December 31, 2021	Historical Edgecast (Predecessor) Period from January 1, 2021 to August 31, 2021
Related party cost of revenues	$1,428	$2,098	$7,082
Related party selling, general and administrative expense	11,750	14,827	30,994

Total corporate allocations	$13,178	$16,925	$38,076

These allocations reflect significant assumptions, and the financial statements may not fully reflect what Edgecast’s financial position, results of operations, or cash flows would have been had it been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of Edgecast’s future results of operations or financial position.

The unaudited pro forma condensed combined financial statements do not include any adjustments to these corporate and shared expense allocations from College Parent nor the realization of any costs from operating efficiencies or synergies that might result from the Transactions. Additionally, the unaudited pro forma condensed combined financial statements do not include any autonomous entity adjustments related to the transition services agreement whereby College Parent will provide various services to the Company following the close as the fixed amounts under the transition services agreement are less than the corporate costs allocated to Edgecast’s historical combined statements of operations.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Business Combination, the Edgecast employee compensation arrangements, and the June 2022 restructuring event. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of Edgecast, as of the acquisition date, have been recorded by the Company at their respective fair values and the excess of the purchase consideration over the fair value of Edgecast’s net assets will be allocated to goodwill. The valuations of assets acquired and liabilities assumed are preliminary and may change upon completion of the final purchase price allocation as the Company obtains additional information.

Note 3. Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, the Company performed an analysis of Edgecast’s historical combined financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the financial statement presentation of the Company. With the information currently available, the Company is not aware of any material differences between the accounting policies of the Company and Edgecast that will continue to exist subsequent the application of acquisition accounting. However, certain reclassification adjustments have been made to conform Edgecast’s historical financial statement presentation to the Company’s financial statement presentation.

Pro forma reclassifications to the Edgecast historical condensed combined balance sheet as of March 31, 2022:

Refer to the table below for a summary of reclassification adjustments made to Edgecast’s historical condensed combined balance sheet as of March 31, 2022 to conform with the Company’s historical consolidated balance sheet as of March 31, 2022:

(In thousands)	Historical Edgecast (Successor)	Reclassification Adjustments	Notes	Historical Edgecast after Reclassifications
ASSETS
Current assets:
Cash and cash equivalents	$27,087	$—		$27,087
Accounts receivable, net	—	66,162	(a)	66,162
Accounts receivable- Trade and other, net of credit losses	43,323	(43,323)	(a)	—
Accounts receivable- Affiliates	22,839	(22,839)	(a)	—
Affiliate loan receivable	50,800	—		50,800
Prepaid expenses and other current assets	36,905	—		36,905

Total current assets	180,954	—		180,954
Property and equipment, net	137,910	—		137,910
Operating lease right of use assets	24,927	—		24,927
Deferred income taxes	40	—		40
Goodwill	18,546	—		18,546
Intangible assets, net	40,878	—		40,878
Affiliate loan receivable, non-current	201,000	—		201,000
Other assets	740	—		740

Total assets	$604,995	$—		$604,995

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$14,488	(b)	$14,488
Accounts payable - Trade and other	34,960	(34,960)	(b)	—
Accounts payable - Affiliates	10,556	—		10,556
Deferred revenue	1,041	—		1,041
Operating lease liability obligations	12,645	—		12,645
Other current liabilities	—	72,987	(b), (c)	72,987
Accrued liabilities and other current liabilities	52,515	(52,515)	(c)	—

Total current liabilities	111,717	—		111,717
Operating lease liability obligations, less current portion	12,409	—		12,409
Deferred income taxes	8,466	—		8,466
Other long-term liabilities	24	—		24

Total liabilities	132,616	—		132,616
Stockholders’ equity:
Net parent investment	472,520	—		472,520
Accumulated other comprehensive loss	(141)	—		(141)

Total stockholders’ equity	472,379	—		472,379

Total liabilities and stockholders’ equity	$604,995	$—		$604,995

(a) Represents an adjustment to reclassify $66,162 thousand to accounts receivable, net, consisting of $43,323 from accounts receivable – trade and other, net of credit losses and $22,839 from accounts receivable – affiliates.

(b) Represents an adjustment to reclassify $34,960 thousand from accounts payable – trade and other to accounts payable and $20,472 thousand from accounts payable – trade and other to other current liabilities.

(c) Represents an adjustment to reclassify $52,515 thousand from accrued liabilities and other current liabilities to other current liabilities.

Pro forma reclassifications to the Edgecast historical combined statement of operations for the three months ended March 31, 2022:

Refer to the table below for a summary of reclassification adjustments made to Edgecast’s historical condensed combined statement of operations for the three months ended March 31, 2022 to conform with the Company’s historical consolidated statement of operations for the three months ended March 31, 2022:

(In thousands)	Historical Edgecast (Successor)	Reclassification Adjustments	Notes	Historical Edgecast after Reclassifications
Revenue	$—	$78,266	(a)	$78,266
Service revenues	57,955	(57,955)	(a)	—
Related party revenues	20,311	(20,311)	(a)	—

Total revenues	78,266	—		78,266

Cost of revenue:
Cost of services	—	59,528	(b)	59,528
Depreciation- network	—	5,408	(c)	5,408

Total cost of revenue	—	64,936		64,936

Gross profit	—	(64,936)		13,330
Operating expenses:
Cost of revenues	53,946	(53,946)	(b), (d)	—
Related party cost of revenues	5,623	(5,623)	(b)	—
General and administrative	—	27,133	(e)	27,133
Sales and marketing	—	5,912	(f)	5,912
Selling, general and administrative expense	22,211	(22,211)	(d), (e), (f)	—
Related party selling, general and administrative expense	11,750	(11,750)	(e), (f)	—
Research and development	—	957	(d)	957
Depreciation and amortization	13,750	(5,408)	(c)	8,342

Total operating expenses	107,280	(64,936)		42,344
Operating loss	(29,014)	—		(29,014)
Other income (expense):
Interest income	—	2,299	(g)	2,299
Other, net	—	(37)	(h)	(37)
Other income (expense), net	(115)	115	(h)	—
Related party other income, net	2,377	(2,377)	(g), (h)	—

Total other income (expense)	2,262	—		2,262

Loss before income taxes	(26,752)	—		(26,752)
Income tax expense (benefit)	(5,430)	—		(5,430)

Net loss	$(21,322)	$—		$(21,322)

(a) Represents an adjustment to reclassify $78,266 thousand to revenue, consisting of $57,955 thousand from service revenues and $20,311 thousand from related party revenues. Approximately $18,824 thousand of Edgecast’s related party revenue for the three months ended March 31, 2022 would be considered third party revenue of the combined company, while the remaining $1,487 thousand of Edgecast’s related party revenue is related to services provided to College Parent that will continue to be considered related party revenue of the combined company as a result of College Parent’s beneficial ownership in the combined company.

(b) Represents an adjustment to reclassify $59,528 thousand to cost of services, consisting of $53,905 thousand from cost of revenues and $5,623 thousand from related party cost of revenues.

(c) Represents an adjustment to reclassify $5,408 thousand from depreciation and amortization to depreciation – network.

(d) Represents an adjustment to reclassify $957 thousand to research and development, consisting of $916 thousand from selling, general and administrative expense and $41 thousand from cost of revenues.

(e) Represents an adjustment to reclassify $27,133 thousand to general and administrative, consisting of $17,429 thousand from selling, general and administrative expense and $9,704 thousand from related party selling, general and administrative expense.

(f) Represents an adjustment to reclassify $5,912 thousand to sales and marketing, consisting of $3,866 thousand from selling, general and administrative expense and $2,046 thousand from related party selling, general and administrative expense.

(g) Represents an adjustment to reclassify $2,299 thousand from related party other income, net to interest income.

(h) Represents an adjustment to reclassify $37 thousand of net expenses to other, net, consisting of $115 thousand of expenses from other income (expense), net and $78 thousand from related party other income, net.

Pro forma reclassifications to the Edgecast historical combined statements of operations for the year ended December 31, 2021:

Financial information in the “Pro Forma Edgecast Combined before Reclassification Adjustments” column in the table below combine the results of operations of Edgecast as a stand-alone entity for the period from September 1, 2021 to March 31, 2022 (successor) and for the period January 1, 2021 to August 31, 2021 (predecessor). Such financial information has been reclassified to conform to the presentation in the Company’s consolidated statement of operations for the year ended December 31, 2022 as set forth below:

(In thousands)	Historical Edgecast (Successor) Period from September 1, 2021 to December 31, 2021	Historical Edgecast (Predecessor) Period from January 1, 2021 to August 31, 2021	Pro Forma Edgecast Combined before Reclassification Adjustments	Reclassification Adjustments	Notes	Historical Edgecast after Reclassifications
Revenue	$—	$—	$—	$323,422	(a)	$323,422
Service revenues	82,454	178,171	260,625	(260,625)	(a)	—
Related party revenues	21,006	41,791	62,797	(62,797)	(a)	—

Total revenues	103,460	219,962	323,422	—		323,422

Cost of revenue:
Cost of services	—	—	—	228,127	(b)	228,127
Depreciation- network	—	—	—	26,621	(c)	26,621

Total cost of revenue	—	—	—	254,748		254,748

Gross profit	—	—	—	(254,748)		68,674
Operating expenses:
Cost of revenues	77,717	134,901	212,618	(212,618)	(b), (d)	—
Related party cost of revenues	2,772	13,904	16,676	(16,676)	(b)	—
General and administrative	—	—	—	100,085	(e)	100,085
Sales and marketing	—	—	—	33,647	(f)	33,647
Selling, general and administrative expense	34,698	57,463	92,161	(92,161)	(d), (e), (f)	—
Related party selling, general and administrative expense	14,827	30,720	45,547	(45,547)	(e), (f)	—
Research and development	—	—	—	5,143	(d)	5,143
Depreciation and amortization	14,111	43,350	57,461	(26,621)	(c)	30,840

Total operating expenses	144,125	280,338	424,463	(254,748)		169,715
Operating loss	(40,665)	(60,376)	(101,041)	—		(101,041)
Other income (expense):
Interest expense	—	—	—	(3,992)	(g)	(3,992)
Interest income	—	—	—	8,636	(h)	8,636
Related party interest (expense)	—	(3,992)	(3,992)	3,992	(g)	—
Other, net	—	—	—	1,772	(i)	1,772
Other income (expense), net	830	1,810	2,640	(2,640)	(i)	—
Related party other income, net	3,287	4,481	7,768	(7,768)	(h), (i)	—

Total other income (expense)	4,117	2,299	6,416	—		6,416

Loss before income taxes	(36,548)	(58,077)	(94,625)	—		(94,625)
Income tax expense (benefit)	(8,794)	3,464	(5,330)	—		(5,330)

Net loss	$(27,754)	$(61,541)	$(89,295)	$—		$(89,295)

(a) Represents an adjustment to reclassify $323,422 thousand to revenue, consisting of $260,625 thousand from service revenues and $62,797 thousand from related party revenues. Approximately $54,473 thousand of Edgecast’s related party revenue for the year ended December 31, 2021 would be considered third party revenue of the combined company, while the remaining $8,324 thousand of Edgecast’s related party revenue is related to services provided to College Parent that will continue to be considered related party revenue of the combined company as a result of College Parent’s beneficial ownership in the combined company.

(b) Represents an adjustment to reclassify $228,127 thousand to cost of services, consisting of $211,451 thousand from cost of revenues and $16,676 thousand from related party cost of revenues.

(c) Represents an adjustment to reclassify $26,621 thousand from depreciation and amortization to depreciation - network.

(d) Represents an adjustment to reclassify $5,143 thousand to research and development, consisting of $3,976 thousand from selling, general and administrative expense and $1,167 thousand from cost of revenues.

(e) Represents an adjustment to reclassify $100,085 thousand to general and administrative, consisting of $54,800 thousand from selling, general and administrative expense and $45,285 thousand from related party selling, general and administrative expense.

(f) Represents an adjustment to reclassify $33,647 thousand to sales and marketing, consisting of $33,385 thousand from selling, general and administrative expense and $262 thousand from related party selling, general and administrative expense.

(g) Represents an adjustment to reclassify $3,992 thousand from related party interest (expense) to interest expense.

(h) Represents an adjustment to reclassify $8,636 thousand from related party other income, net to interest income.

(i) Represents an adjustment to reclassify $1,772 thousand to other, net, consisting of $2,640 thousand from other income (expense), net and $868 thousand of expenses from related party other income, net.

Note 4. Preliminary Purchase Price Allocation

Purchase Consideration

The total preliminary purchase consideration for the Business Combination is calculated as follows:

(In thousands)	Amount
Common stock (1)	$195,565
Common stock – contingent consideration (2)	16,900
Less: consideration allocated to employee compensation arrangements(3)	(9,419)

Total consideration allocated to the Business Combination	$203,046

(1)	The fair value of the common stock consideration of 80,812 shares, is based on the opening price of the Company’s common stock of $2.42 per share on the acquisition closing date.
(2)	Represents the estimated fair value of the common stock contingent consideration related to the Earnout Shares.
(3)	Represents the fair value of the employee compensation arrangements related to post-combination services as these are accounted for as separate transactions from the Business Combination.

Purchase Price Allocation

The purchase consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Edgecast based on their estimated fair values as of the acquisition date. The preliminary fair value estimates are based on the data available to the Company and may change upon completion of the final purchase price allocation. The following table summarizes the allocation of the purchase consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Edgecast using Edgecast’s condensed combined balance sheet as of March 31, 2022, adjusted for reclassification alignments to that of the Company’s historical financial information, with the excess recorded to goodwill:

(In thousands)	Amount
Assets acquired
Cash and cash equivalents	$57,087
Accounts receivable, net	66,162
Prepaid expenses and other current assets	24,070
Property and equipment, net	68,066
Operating lease right of use assets	1,365
Deferred income taxes	40
Intangible assets, net	60,000
Other assets	740

Total assets acquired	$277,530

Liabilities assumed
Accounts payable	$14,488
Deferred revenue	1,041
Operating lease liability obligations	3,071
Other current liabilities	67,821
Operating lease liability obligations, less current portion	2,531
Other long-term liabilities	24

Total liabilities assumed	88,976

Net assets acquired, excluding goodwill	188,554
Total purchase consideration	203,046

Goodwill	$14,492

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(a) The following table summarizes the transaction accounting adjustments impacting the historical equity balances of Edgecast and the equity balances of the combined company as a result of the equity issued as consideration in the Business Combination, the equity issued for the Edgecast employee compensation arrangements, and the capital contribution related to the June 2022 restructuring event:

(In thousands)	Adjustments to Historical Equity	Purchase Price Consideration	Transaction Costs	Employee Compensation Arrangements	Restructuring	Total Transaction Accounting Adjustments
Common stock	$—	$77	$—	$4	$—	$81
Common stock contingent consideration	—	16,900	—	—	—	16,900
Additional paid-in capital	—	186,069	—	9,415	1,884	197,368
Net parent investment	(472,520)	—	—	—	—	(472,520)
Accumulated other comprehensive loss	141	—	—	—	—	141
Accumulated deficit	—	—	(14,139)	—	(3,714)	(17,853)

Total equity	$(472,379)	$203,046	$(14,139)	$9,419	$(1,830)	$(275,883)

Adjustments to Historical Equity: Represents the elimination of Edgecast’s historical equity balances as of March 31, 2022.

Purchase Price Consideration: Represents the issuance of 76,920 thousand shares of the Company’s common stock at a par value of $0.001 in exchange for the outstanding equity interest of Edgecast, resulting in an increase to common stock of $77 thousand and an increase to additional paid-in capital of $186,069 thousand, based on the Company’s opening stock price of $2.42 as of the acquisition date on June 15, 2022.

Inclusive within the 76,920 thousand shares, and pursuant to the Purchase Agreement, is the 7,287 thousand shares of the Company’s common stock issued in exchange for cash from College Parent of $30,000, resulting in an increase in cash and cash equivalents.

Additionally, represents the estimated fair value of $16,900 thousand for the contingent consideration related to the Earnout Shares that is contingently issuable and recorded as equity as of the closing date of the Business Combination.

Transaction Costs: Represents $14,139 thousand of transaction costs incurred as of the acquisition date, but not recorded as of March 31, 2022, which have been reflected as an increase in accumulated deficit.

Employee Compensation Arrangements: Represents the issuance of 3,892 thousand shares of the Company’s common stock at a par value of $0.001 in exchange for the Edgecast employee compensation arrangements and related reimbursement right, resulting in an increase to common stock of $4 thousand and an increase to additional paid-in capital of $9,415 thousand, based on the Company’s opening stock price of $2.42 on June 15, 2022.

Restructuring: Represents an adjustment of $1,884 to additional paid-in capital related to the reimbursement right and capital contribution from College Parent as a result of the June 2022 restructuring event and College Parent’s beneficial ownership in the combined company. Additionally, represents an adjustment of $3,714 to accumulated deficit to reflect the restructuring charges related to the June 2022 restructuring event.

(b) Represents the elimination of the current and non-current portion of Edgecast’s historical affiliate loan receivable balances and the elimination of Edgecast’s historical accounts payable – affiliates balance as these amounts were settled by College Parent prior to or at the closing of the Business Combination.

(c) Represents an adjustment of $14,818 thousand to decrease prepaid expenses and other current assets and $2,485 thousand to decrease other current liabilities (refer to Note 5(i)) to reflect estimated fair value of the assets acquired and liabilities assumed as of the acquisition date.

(d) Represents an adjustment of $8,556 thousand to increase prepaid expenses and other current assets and $2,846 thousand to other assets as a result of the equity issued and liabilities assumed (refer to Note 5(i)) for the Edgecast employee compensation arrangements and the related reimbursement right from College Parent (refer to Note 5(a)).

(e) Represents an adjustment of $69,844 thousand to property and equipment, net to reflect the estimated fair value of the property and equipment as of the acquisition date, consisting of the following:

(In thousands)	Fair Value	Preliminary Estimated Weighted Average Useful Life (in years)
Total preliminary fair value of Edgecast’s property and equipment acquired	$68,066	2.9
Less: Edgecast’s historical property and equipment	137,910

Transaction accounting adjustment	$(69,844)

(f) Represents adjustments of $23,562 thousand to operating lease right of use assets, $9,574 thousand to operating lease liability obligations, and $9,878 thousand to operating lease liability obligations, less current portion to reflect the effects of remeasuring Edgecast’s right-of-use asset and lease liability in connection with the application of acquisition accounting.

(g) Represents the elimination of Edgecast’s historical goodwill of $18,546 thousand and the recognition of the preliminary goodwill of $14,492 thousand for the amount of purchase consideration in excess of the fair value of the net assets acquired in connection with the Business Combination, resulting in a net transaction accounting adjustment of $4,054 thousand to reduce goodwill.

(h) Represents an adjustment of $19,122 thousand to intangible assets, net to reflect the estimated fair value of the intangible assets as of the acquisition date, consisting of the following:

(In thousands)	Fair Value	Preliminary Estimated Weighted Average Useful Life (in years)
Total preliminary fair value of Edgecast’s identifiable intangible assets acquired (other than Goodwill)	$60,000	4.8
Less: Edgecast historical intangible assets, net	40,878

Transaction accounting adjustment	$19,122

The estimated fair value of Edgecast’s identified intangible assets includes definite-lived intangible assets related to customer relationships and technology.

(i) The following table summarizes the transaction accounting adjustments impacting other current liabilities:

(In thousands)	Amount
Transaction costs (1)	$14,139
Restructuring charges (2)	1,830
Employee compensation arrangements (3)	(2,681)
Fair value adjustment (4)	(2,485)

Transaction accounting adjustment	$10,803

(1)

Represents an adjustment to record transaction costs of $14,139 thousand incurred as of the acquisition date, but not recorded as of March 31, 2022. These incremental transaction costs were recorded as an increase to other current liabilities with an offsetting impact to accumulated deficit (refer to Note 5(a)). Edgecast did not incur any transaction costs as all seller-related transaction costs were incurred and paid for by College Parent.

(2)

Represents an adjustment of $1,830 thousand to increase other current liabilities as a result of $3,714 thousand in restructuring charges related to the June 2022 restructuring event, included as an adjustment to accumulated deficit, offset by the $1,884 thousand reimbursement right and related capital contribution from College Parent, included as an adjustment to additional paid-in capital as a result of College Parent’s beneficial ownership in the combined company (refer to Note 5(a)).

(3)

Represents an adjustment of $2,681 thousand to decrease other current liabilities to reflect the elimination of employee related liabilities that were settled by College Parent at or prior to close and adjust to the liabilities assumed by the Company of $1,983 for pre-combination services (refer to Note 5(d)).

(4)	Represents an adjustment of $2,485 thousand to decrease other current liabilities to reflect estimated fair value of the liabilities assumed as of the acquisition date (refer to Note 5(c)).

(j) Represents an adjustment of $8,466 thousand to eliminate the historical deferred income taxes liability balance of Edgecast for temporary differences between the book and tax basis as a result of the preliminary purchase price allocation given the Company’s full valuation allowance on deferred tax assets. A blended U.S. federal and state statutory rate of 25.26% was used in establishing the deferred tax liability adjustment.

Note 6. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2022 are as follows:

(a) Represents an adjustment of $808 thousand and $8,221 thousand to depreciation – network and $6,007 thousand and $20,864 thousand to depreciation and amortization for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively, to reflect a reduction in depreciation expense assuming the acquired property and equipment was recorded at fair value as of January 1, 2021 and depreciated on a straight-line basis over a preliminary weighted average useful life of 2.9 years as follows:

(In thousands)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Elimination of historical depreciation expense (1)	$(12,025)	$(49,923)
Depreciation expense based on preliminary fair value of acquired Edgecast property and equipment	5,210	20,838

Transaction accounting adjustment	$(6,815)	$(29,085)

(1)

Edgecast’s historical depreciation expense in the predecessor period includes depreciation expense based on the original cost of the property and equipment prior to the application of pushdown accounting, on September 1, 2021, and depreciation expense related to developed technology, which was reclassified from property and equipment, net to intangible assets, net on September 1, 2021.

(b) Represents the reversal of $5,243 thousand of transaction costs incurred by the Company as of March 31, 2022 so they could be recorded as one-time costs associated with the Business Combination during the year ended December 31, 2021. Additionally, represents an adjustment of $19,382 thousand to general and administrative for the year ended December 31, 2021 to reflect the transaction costs incurred as of the acquisition date as no transaction costs related to the Business Combination were incurred by the Company during the year ended December 31, 2021. Edgecast did not incur any transaction costs as all seller-related transaction costs were incurred and paid for by College Parent. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.

(c) Represents an adjustment to reflect an increase to depreciation and amortization expense for the additional amortization expense related to the estimated fair value adjustment of acquired intangible assets amortized on a straight-line basis over a preliminary weighted average useful life of 4.8 years as follows:

(In thousands)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Elimination of historical amortization expense	$(1,725)	$(7,538)
Amortization expense based on preliminary fair value of acquired Edgecast intangible assets	3,388	13,550

Transaction accounting adjustment	$1,663	$6,012

(d) Represents an adjustment of $2,299 thousand and $8,636 thousand for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively, to eliminate the interest income earned related to the Edgecast affiliate loan receivable that was settled by College Parent as described in Note 5(b).

(e) A blended U.S. federal and state statutory rate of 25.26% for the three months ended March 31, 2022 and the year ended December 31, 2021 has been assumed for the pro forma adjustments. The blended tax rate is not necessarily indicative of the effective tax rate of the combined company. The income tax expense (benefit) adjustment was adjusted based on the Company’s preliminary assessment of tax deduction limitations for transaction costs.

(f) The following table summarizes the computation of the unaudited pro forma combined weighted average shares outstanding for the three months ended March 31, 2022 and the year ended December 31, 2022, respectively:

(In thousands, except per share data)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Pro forma basic and diluted weighted average shares
Company’s historical weighted average shares outstanding	135,528	127,789
Shares of common stock issued to College Parent for the Business Combination	76,920	76,920
Shares of common stock issued to College Parent for employee compensation arrangements	3,892	3,892

Pro forma weighted average shares – basic and diluted (1)	216,340	208,601

Pro forma basic and diluted net loss per share
Pro forma net loss	$(34,005)	(152,619)
Pro forma weighted average shares – basic and diluted (1)	216,340	208,601

Pro forma basic and diluted net loss per share	$(0.16)	(0.73)

(1)

Because the combined entity is in a net loss position for the three months ended March 31, 2022 and the year ended December 31, 2022, there is no difference between the basic and diluted pro forma net loss per share as outstanding awards granted under the Company’s equity incentive compensation plans, convertible senior notes, and the Earnout Shares are anti-dilutive and not included in the calculation of diluted net loss per share.

(g) Represents an adjustment to record $3,714 of restructuring charges for the year ended December 31, 2021 related to severance and other termination-related payments due to employees terminated as a result of the June 2022 restructuring event. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.